June [ ], 2000

BBH Global Equity Portfolio
63 Wall Street
New York, NY  10005

Ladies and Gentlemen:

         With respect to our purchase from you of a beneficial interest in BBH Global Equity Portfolio (the "Portfolio"), at the purchase price of $100 (the "Initial Interest Amount"), we hereby advise you that we are purchasing the Initial Interest Amount with no intention to dispose of it through withdrawal from the Portfolio.

Very truly yours,

SIGNATURE FINANCIAL GROUP, INC.



By:
Philip W. Coolidge, President

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June [ ], 2000

BBH Global Equity Portfolio
63 Wall Street
New York, NY  10005

Ladies and Gentlemen:

         With respect to our purchase from you of a beneficial interest in BBH Global Equity Portfolio (the "Portfolio"), at the purchase price of $100,000 (the "Initial Interest Amount"), we hereby advise you that we are purchasing the Initial Interest Amount with no intention to dispose of it through withdrawal from the Portfolio.

Very truly yours,

BROWN BROTHERS HARRIMAN TRUST
COMPANY (CAYMAN) LIMITED



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